Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Omega Healthcare Investors, Inc. Registration Statement (Form S-8, No. 333-189144; Form S-8, No. 333-117656; Form S-3, No. 333-187037; and Form S-3, No. 333-179795) of our report dated December 23, 2014, with respect to the Historical Statement of Revenue of Certain Properties of Diamond Senior Living, LLC for the year ended December 31, 2013, included in this Current Report (Form 8-K) of Omega Healthcare Investors, Inc. dated February 3, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

February 3, 2015